EXHIBIT 10.11

                                 PROMISSORY NOTE

         FOR VALUE RECEIVED, Last Mile Logistics Group, Inc., a Florida corporation (the "Maker"), promises to pay to the order of James A. Rose, II, an individual (the "Payee"), in lawful money of the United States of America, the principal amount of One Hundred Twenty-Five Thousand Dollars ($125,000.00), together with simple interest on the principal amount of this Promissory Note (the "Note") from time to time outstanding at the rate of six percent (6%) per annum.

         On the last day of December, March, June and September of each calendar year, commencing on December 31, 2006, Fifteen Thousand Dollars ($15,000.00) of the principal amount of this Note, together with all interest accrued thereon, shall be due and payable hereunder. The entire unpaid principal amount of this Note, together with all unpaid interest accrued thereon, shall be finally due and payable on September 30, 2008; provided, however, that if the Maker shall complete a financing, whether of debt, equity or a combination thereof, which results in the Maker receiving net proceeds of One Hundred Fifty Thousand Dollars ($150,000.00) or more, then the entire unpaid principal amount of this Note, together with all unpaid interest accrued thereon, shall be finally due and payable on the date of receipt by the Maker of such net proceeds.

         The principal amount of this Note and any interest accrued thereon may be prepaid in whole or in part at any time prior to maturity without premium or penalty of any kind. Any amount paid to the Payee or other holder hereof shall be applied first to interest accrued to the date of such payment and then to the principal amount hereof then outstanding.

         The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default" under this Note:

                  (a) The Maker shall fail for any reason to make any payment, whether of principal or interest, when due and payable pursuant to the provisions of this Note;

                  (b) The Maker or its wholly-owned subsidiary, Chesapeake Logistics, LLC, a Maryland limited liability company (the "Subsidiary"), shall fail to observe or to perform any or all of its respective material agreements, covenants and obligations, or shall otherwise breach, violate or default under, any material agreement, note, mortgage, lease, contract, guaranty or other instrument to which it is a party or by which it or a substantial portion of its respective properties or assets are bound;

                  (c) A final judgment shall be entered against the Maker or the Subsidiary which is not satisfied or bonded in full within sixty (60) days after the date of the entry thereof;

                  (d) Any or all of the assets and properties of the Maker or the Subsidiary shall be levied upon, seized or attached;

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                  (e) The Maker or the Subsidiary shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a voluntary petition under any bankruptcy, insolvency or other law for the relief or aid of debtors, (iii) make any assignment for the benefit of its creditors or (iv) enter into any composition agreement;

                  (f) An involuntary petition shall be filed against the Maker or the Subsidiary under any bankruptcy, insolvency or other law for the relief or aid of debtors, which involuntary petition is not dismissed within sixty (60) days after the date of the filing thereof;

                  (g) Any court of competent jurisdiction shall find that the Maker or the Subsidiary is insolvent or bankrupt;

                  (h) A receiver or trustee shall be appointed for the Maker or the Subsidiary or for all or a substantial portion of its respective assets and properties; or

                  (i) The Maker or the Subsidiary shall cease to conduct its business, adopt any plan of liquidation, liquidate or dissolve.

         Upon the occurrence of any Event of Default:

                  (1) all amounts outstanding hereunder, whether principal, interest or otherwise, shall, at the option of the Payee or other holder hereof, become immediately due and payable;

                  (2) simple interest shall accrue on the then outstanding principal amount hereof from the date of any such Event of Default to the date of payment in full of the then outstanding principal amount hereof at the highest rate of interest permitted by the laws of the State of Maryland; and

                  (3) the Maker shall pay all reasonable costs and expenses of collection of this Note, including without limitation reasonable attorneys' fees, costs and expenses, paid or incurred by the Payee or other holder hereof, whether paid or incurred in connection with collection by suit or otherwise.

         The Maker and each endorser of this Note severally waives demand, protest, presentment and notice of maturity, non-payment or protest and any and all requirements necessary to hold each of them liable as a maker or endorser hereof.

         The waiver by the Payee or other holder of this Note of the Maker's prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default and the failure by the Payee or other holder hereof to exercise any right or remedy which he may possess hereunder shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

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         This Note shall be governed by, and shall be construed and interpreted in accordance with, the laws of the State of Maryland. This Note may not be modified or amended, except by a written instrument executed by the Maker and the Payee or other holder hereof.

         This Note shall be effective for all purposes as of October 1, 2006.

         IN WITNESS WHEREOF, the Maker, by and through its undersigned officer thereunto duly authorized, has executed and delivered this Note on October 2, 2006.

                                    LAST MILE LOGISTICS GROUP, INC.

                                    By: /S/ REGINA R. FLOOD
                                        --------------------------------
                                            Regina R. Flood,
                                            Chairman and Chief Executive Officer

                                    GUARANTY

         The undersigned, constituting the holders of a majority of the number of issued and outstanding shares of common stock of Last Mile Logistics Group, Inc., a Florida corporation, jointly and severally, hereby absolutely and unconditionally guaranty the payment and performance of the foregoing Promissory Note by Last Mile Logistics Group, Inc., a Florida corporation, as maker thereof.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this instrument on October 2, 2006.

                                                  /S/ REGINA R. FLOOD
                                                  ------------------------------
                                                      Regina R. Flood




                                                  /S/ BRIAN P. FLOOD
                                                  ------------------------------
                                                      Brian P. Flood

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